Exhibit 23.1

CONSENT OF Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 27, 2026, relating to the financial statements of BirchBioMed, Inc., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants Licensed Public Accountants	Vancouver, Canada

August 12, 2026